Salarius Pharmaceuticals Granted Additional Extension to Regain Compliance with Nasdaq’s Stockholders’ Equity Standard

HOUSTON (July 14, 2025) – Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX) (Salarius or the Company) announces that on July 10, 2025 the Company received notification from The Nasdaq Stock Market LLC (Nasdaq) of an additional extension to regain compliance with Nasdaq Listing Rule 5550(b)(1) (Equity Standard) by late July 2025. As previously disclosed, Salarius must also regain compliance with Nasdaq Listing Rule 5550(a)(2) (Minimum Bid Price Requirement) by early August 2025.

On April 23, 2025, Salarius was notified by Nasdaq that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of Salarius’ common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. On March 26, 2025, Nasdaq notified the Company that it no longer complied with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on The Nasdaq Stock Market. On June 16, 2025, Salarius disclosed that the Nasdaq Hearings Panel had granted an extension contingent on Salarius achieving milestones that consist of regaining compliance with the Equity Standard by early July 2025, and regaining compliance with the Minimum Bid Price Requirement by early August 2025.

On January 13, 2025, Salarius announced entry into a definitive merger agreement for a business combination with Decoy Therapeutics, Inc. (Decoy), a privately held preclinical biopharmaceutical company engineering the next generation of peptide conjugate therapeutics. Under the definitive agreement announced on January 13, 2025, Decoy will merge with a wholly owned subsidiary of Salarius, subject to the closing conditions set forth in the agreement. The newly formed company will be named Decoy Therapeutics.

About the Planned Merger
The proposed transaction, if consummated, is expected to facilitate multiple value-creating inflection points with Decoy’s pipeline of peptide conjugate therapeutics engineered by its IMP3ACT platform, which allows for the rapid computational design and manufacturing of innovative peptide conjugate therapeutics. Decoy’s product pipeline targets unmet needs in respiratory infectious diseases and gastroenterology (GI) oncology indications. In addition to advancing the development of Decoy’s IMP3ACT platform, the combined company intends to incorporate Salarius’ oral small molecule protein degrader SP-3164 into a highly targeted peptide-based proteolysis targeting chimeras (PROTACS) drug candidate.

The combined company will be led by Decoy’s Co-founders, Chief Executive Officer Frederick “Rick” Pierce and Chief Scientific Officer Barbara Hibner, by Decoy’s Chief Business Officer Peter Marschel, Chief Technology Officer Mike Lipp, by acting Chief Medical Officer and Scientific Advisory Board Chair Shahin Gharakhanian, M.D. and by Salarius’ Chief Financial Officer Mark Rosenblum.

During the next 12 months, Decoy expects to advance its lead asset, a pan-coronavirus antiviral, to the filing of an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA), and to make progress with its other programs including a broad-acting antiviral against flu, COVID-19 and respiratory syncytial virus (RSV), and a peptide drug conjugate targeting GI cancers.

Also during this time, data may be reported from an investigator-initiated Phase 1/2 clinical study at MD Anderson Cancer Center evaluating Salarius’ seclidemstat as a potential treatment for myelodysplastic syndrome and chronic myelomonocytic leukemia in patients with limited treatment options.

About Decoy Therapeutics, Inc.
Decoy Therapeutics is a preclinical-stage biotechnology company that is leveraging machine learning and artificial intelligence tools alongside high-speed synthesis techniques to rapidly design, engineer and manufacture peptide conjugate drug candidates that target serious unmet medical needs. The company’s initial pipeline is focused on respiratory viruses and GI cancers. Decoy has attracted financing from institutional investors as well as significant non-dilutive capital from the Massachusetts Life Sciences Seed Fund, the Google AI startup program and the NVIDIA Inception program among other sources. The company has also received QuickFire Challenge award funding provided by the Biomedical Advanced Research and Development Authority (BARDA) through BLUE KNIGHT™, a collaboration between Johnson & Johnson Innovation – JLABS and BARDA within the Administration for Strategic Preparedness and Response. For more information, please visit www.DecoyTx.com.

About Salarius Pharmaceuticals
Salarius Pharmaceuticals is a clinical-stage biopharmaceutical company with two drug candidates for patients with cancer in need of new treatment options. Salarius’ product portfolio includes seclidemstat, the company’s lead candidate, which is being studied in an investigator-initiated Phase 1/2 clinical study in hematologic cancers underway at MD Anderson Cancer Center as a potential treatment for MDS) and chronic myelomonocytic leukemia (CMML) in patients with limited treatment options. SP-3164, the company’s IND-stage second asset, is an oral small molecule protein degrader. Salarius previously received financial support for seclidemstat for the treatment of Ewing sarcoma from the National Pediatric Cancer Foundation and was a recipient of a Product Development Award from the Cancer Prevention and Research Institute of Texas (CPRIT). For more information, please visit www.salariuspharma.com.

About the Proposed Transaction
Definitive agreements were executed with unanimous approvals by the Boards of Directors of Salarius and Decoy. The closing consideration will consist primarily of nonvoting preferred stock of Salarius, and it is expected that following closing and a post-closing stockholder vote to approve the conversion of the preferred shares into common stock, Decoy investors would own approximately 92.4% of the outstanding shares of the merged company and Salarius stockholders would own approximately 7.6% of the outstanding shares, in each case exclusive of any shares issued in any financing, including the qualifying financing(s) necessary to consummate the merger transaction. For further details on the transaction and conditions for closing of the merger, please refer to the Form 8-Ks Salarius filed with the U.S. Securities and Exchange Commission (SEC) on each of January 13, 2025, March 8, 2025 and June 11, 2025 at www.sec.gov.

Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities in connection with the merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Salarius, Decoy, the proposed merger, Salarius’ ability to regain compliance with the Nasdaq continued listing requirements and other matters, including without limitation, statements relating to plans and expectations relating to the business, scientific advisory board, products, including expected achievement of milestones for its lead asset and future prospects of Salarius, Decoy and the combined company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Salarius, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing are not satisfied, including uncertainties as to the timing of the consummation of the proposed merger; the ability of each of Salarius and Decoy to consummate the merger; risks and uncertainties related to Salarius’ ability to regain compliance with the Nasdaq continued listing standards in the requirement timeframe; risks related to the combined company’s ability to satisfy the initial listing standards in the required timeframe; Salarius may not receive any additional extensions from Nasdaq if Salarius is unable to regain compliance within the required timeframe; risks related to Salarius’ ability to estimate and manage its operating expenses and its expenses associated with the proposed merger pending the closing; risks that the combined company will not achieve the synergies expected from the proposed merger; risks that Salarius and the combined company will not obtain sufficient financing to execute on their business plans and risks related to Decoy’s products and development plans, including unanticipated issues with any IND application process and the potential of the IMP3ACT™ platform. Readers are urged to carefully review and consider the various disclosures made by Salarius in its reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as revised or supplemented by its Quarterly Reports on Form 10-Q and other documents filed with the SEC. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, Salarius’ actual results may vary materially from those expected or projected.

CONTACT:

Alliance Advisors IR
Jody Cain
jcain@allianceadvisors.com
310-691-7100

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